UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2026

Brixmor Property Group Inc.

Brixmor Operating Partnership LP

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-36160 333-256637-01	45-2433192 80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue

New York, New York 10017

(Address of Principal Executive Offices, and Zip Code)

(212) 869-3000

Registrant’s Telephone Number, Including Area Code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Brixmor Property Group Inc. Yes ☐ No ☒	Brixmor Operating Partnership LP Yes ☐ No ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Brixmor Property Group Inc. ☐	Brixmor Operating Partnership LP ☐

Item 8.01	Other Events.

Term Loan Agreement

On November 5, 2026, Brixmor Operating Partnership LP (the “Borrower”), an indirect subsidiary of Brixmor Property Group Inc., entered into a Term Loan Agreement (the “Delayed Draw Term Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Delayed Draw Term Loan Agreement provides for a $400 million delayed-draw term loan facility (the “Delayed Draw Term Loan Facility”) available to be drawn within six months of the date of the entry thereof (the “Commitment Period”) and maturing February 15, 2031. The Delayed Draw Term Loan Facility includes one twelve-month maturity extension option, the exercise of which is subject to customary conditions and the payment of a fee on the extended loans under the Delayed Draw Term Loan Facility of 0.125%. The Delayed Draw Term Loan Facility includes the option to add term loans of up to $200 million in the aggregate to the extent that any one or more lenders (from the syndicate or otherwise) agree to provide such additional term loans. As of November 5, 2026, the Delayed Draw Term Loan Facility was undrawn.

Borrowings under the Delayed Draw Term Loan Facility bear interest, at the Borrower’s option, at a per annum rate of either term SOFR plus a margin ranging from 0.70% to 1.55% or a base rate plus a margin ranging from 0.0% to 0.55%, in each case, with the actual margin determined according to the Borrower’s credit rating and subject to further reduction in certain circumstances if the Borrower’s total leverage ratio is less than or equal to 35%. The base rate is the highest of (1) the prime rate quoted by the Wall Street Journal, (2) the greater of (i) the federal funds rate and (ii) the overnight bank funding rate, plus 0.50% and (3) the one-month term SOFR plus 1.0% (the “Base Rate”). In addition, from the ninety-day anniversary of the effective date of the Delayed Draw Term Loan Facility until the end of the Commitment Period, the Delayed Draw Term Loan Facility requires the payment of a ticking fee equal to 0.15% per annum on the average daily unused portion of the commitments under the Delayed Draw Term Loan Facility.

The Delayed Draw Term Loan Facility contains customary representations and affirmative, negative and financial covenants. Such covenants include restrictions on mergers, affiliate transactions, and asset sales as well as the following financial maintenance covenants:

•	ratio of total net debt to total asset value of not more than 60% (subject to a higher level for a period of four fiscal quarters following a material acquisition);

•	ratio of total net operating income to fixed charges of not less than 1.50 to 1.00;

•	ratio of secured net indebtedness to total asset value of not more than 40%; and

•	ratio of unsecured net indebtedness to the unencumbered pool value of properties satisfying certain criteria specified in, and valued per the terms of, the Delayed Draw Term Loan Facility of not more than 60% (subject to a higher level for a period of four fiscal quarters following a material acquisition).

The Delayed Draw Term Loan Facility also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrower under the Delayed Draw Term Loan Facility to be immediately due and payable.

Amendment No. 1 to Fourth Amended and Restated Revolving Credit Agreement

Further, on November 5, 2026, the Borrower entered into an Amendment No. 1 to Fourth Amended and Restated Revolving Credit Agreement (the “Revolver Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. The Revolver Amendment amends the Fourth Amended and Restated Revolving Credit Agreement, dated as of April 24, 2025 (the “Existing Revolving Credit Agreement”). The Revolver Amendment decreases the applicable interest rates accruing on the loans under the Existing Revolver Credit Agreement to, at the Borrower’s option, a rate of either term SOFR plus a margin ranging from 0.65% to 1.35% or a Base Rate plus a margin ranging from 0.0% to 0.35%, in each case, with the actual margin determined according to the Borrower’s credit rating. In addition, the Revolver Amendment decreases the facility fee rate on the total commitments under the Revolving Facility to a rate ranging from 0.10% to 0.30%, with the actual margin determined according to the Borrower’s credit rating. In each case, the applicable margin facility fee rate is subject to further reduction in certain circumstances if the Borrower’s total leverage ratio is less than or equal to 35%.

Amendment No. 1 to Second Amended and Restated Term Loan Agreement

Further, on November 5, 2026, the Borrower also entered into an Amendment No. 1 to Second Amended and Restated Term Loan Agreement (the “Term Loan Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Term Loan Amendment amends the Second Amended and Restated Term Loan Agreement, dated as of April 24, 2025 (the “Existing Term Loan Agreement”). The Term Loan Amendment decreases the applicable interest rates accruing on the loans under the Existing Term Loan Agreement to, at the Borrower’s option, a rate of either term SOFR plus a margin ranging from 0.70% to 1.55% or a base rate plus a margin ranging from 0.0% to 0.55%, in each case, with the actual margin determined according to the Borrower’s credit rating and subject to further reduction in certain circumstances if the Borrower’s total leverage ratio is less than or equal to 35%.

From time to time, the Borrower has had customary commercial and/or investment banking relationships with JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Bank of America, N.A. and/or certain of their respective affiliates and certain other lenders party to the Amended Credit Facility and the Term Loan Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026	BRIXMOR PROPERTY GROUP INC.

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP
	By:	Brixmor OP GP LLC, its general partner
	By:	BPG Subsidiary LLC, its sole member

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Secretary